UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

TERRITORIAL BANCORP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear fellow Territorial Bancorp shareholders,

Territorial Bancorp has been part of the fabric of our Hawai‘i communities for more than a century. To best position our company to build on this legacy, we entered an agreement earlier this year to combine with Hope Bancorp. Like Territorial, their team is community focused, prioritizes relationships and has an outstanding reputation for personalized banking solutions. We are excited to bring our companies together.

Through this merger, Territorial will become a larger, more diversified, more resilient business. We will have increased resources to invest and grow, and with the same unwavering commitment we have today to our customers, employees and Hawai‘i.

•	We will continue to operate under the Territorial name
•	Our local branches and operations will be led by local teams – Territorial’s customers can benefit from additional choices and rely on the same people they know and respect
•	Employees will continue to receive competitive compensation and benefits and will have additional career opportunities
•	We will continue to support and invest in our local communities

This merger also provides Territorial shareholders with substantial value. For example:

•	~25% premium to Territorial’s closing stock price just prior to merger announcement[i]
•	100% tax free, stock-for-stock transaction provides upside value opportunity: 0.8048 shares of Hope Bancorp for each Territorial share owned
•	1,000%+ increase to Territorial’s standalone dividend, increasing from $0.01 per share to $0.11 per share[ii]

After our agreement with Hope Bancorp was announced, Blue Hill Advisors – a recently formed entity based in New York – delivered its self-labeled “preliminary indication of interest” to acquire Territorial Bancorp. Our Board, together with financial and legal advisors, carefully reviewed this “preliminary indication of interest.” The conclusion was clear – it does not create value and it is not good for Hawai‘i. In fact, the Blue Hill indication of interest presents so much risk and uncertainty, that if it were pursued, Territorial’s stock – and the value of your investment – could be worth substantially less than it does today.

On November 6, 2024, Territorial will hold a Special Meeting of Stockholders to vote on the Hope Bancorp merger. Your support is essential to our ability to complete this transaction and realize the significant benefits it will create. The Territorial Board unanimously recommends that all shareholders vote FOR the Hope Bancorp merger. Your vote is important – no matter how many, or how few, shares you own. Every vote counts!

For more information about the Hope Bancorp merger, the Board’s conclusion on the Blue Hill indication of interest, or to learn how to vote, please visit TerritorialandHopeCombination.com/

On behalf of the Territorial Board of Directors and management team, thank you for your continued support of Territorial Bancorp.

Allan S. Kitagawa

Chairman of the Board, President and Chief Executive Officer

[i] Based on Territorial and Hope Bancorp’s closing prices as of Apr 26, 2024 (day before merger announcement)

[ii] Based on 0.8048 fixed exchange ratio and Hope Bancorp’s $0.14 current per share dividend

Additional Information about the Hope Merger and Where to Find It

In connection with the proposed Hope Merger, Hope has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4, containing the Proxy Prospectus, which has been mailed or otherwise delivered to Territorial’s stockholders on or about August 29, 2024, as supplemented September 12, 2024. Hope and Territorial may file additional relevant materials with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. You may obtain any of the documents filed with or furnished to the SEC by Hope or Territorial at no cost from the SEC’s website at www.sec.gov.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the low-cost core deposit base, diversification of the loan portfolio, expansion of market share, capital to support growth, strengthened opportunities, enhanced value, geographic expansion, and statements about the proposed transaction being immediately accretive. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Territorial Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The closing of the proposed transaction is subject to regulatory approvals, the approval of Territorial Bancorp stockholders, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed merger will be consummated within the expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Hope Bancorp and Territorial Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth. Other risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in Hope Bancorp’s or Territorial Bancorp’s areas of operation or elsewhere; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s or Territorial Bancorp’s allowances for credit losses; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp or Territorial Bancorp; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; and diversion of management’s attention from ongoing business operations and opportunities. For additional information concerning these and other risk factors, see Hope Bancorp’s and Territorial Bancorp’s most recent Annual Reports on Form 10-K. Hope Bancorp and Territorial Bancorp do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.